                                                                     Exhibit 4.4

                                                                  EXECUTION COPY


                                  SENIOR NOTE
                          PLEDGE AND ESCROW AGREEMENT


                                 by and among

                        AMERISOURCEBERGEN CORPORATION,
                        AMERISOURCE HEALTH CORPORATION,
                         BERGEN BRUNSWIG CORPORATION,

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION,
                                  as Trustee,

                                      and

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION,
                            as Special Escrow Agent




                          Dated as of August 14, 2001

                                  SENIOR NOTE
                          PLEDGE AND ESCROW AGREEMENT

          THIS SENIOR NOTE PLEDGE AND ESCROW AGREEMENT (this "Agreement"), dated
                                                              ---------
as of August 14, 2001, is by and among AmerisourceBergen Corporation (the "Company"), AmeriSource Health Corporation ("AmeriSource"), Bergen Brunswig
 -------                                     -----------
Corporation ("Bergen"), Chase Manhattan Bank and Trust Company, National
              ------
Association as trustee under the Indenture referred to below (the "Trustee"),
                                                                   -------
and Chase Manhattan Bank and Trust Company, National Association in its capacity as special escrow agent (the "Special Escrow Agent").
                              --------------------

                                    RECITALS

          A.  The Notes.  Pursuant to that certain Indenture, dated as of August
              ---------
14, 2001, by and between the Company and the Trustee (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), the Company
                                                       ---------
will issue $500,000,000.00 in aggregate principal amount of 8 1/8% Senior Notes due 2008 (the "Notes"). Simultaneously with the issuance of the Notes on August
               -----
14, 2001 (the "Deposit Time"):  (i) all of the net proceeds from the sale of the
               ------------
Notes and (ii) an additional amount of $20,894,038.07 in cash or Government Securities (as defined herein) (the "Additional Escrow Amount" and,
                                     ------------------------
collectively, the "Escrow Funds") shall be deposited by the Company, AmeriSource
                   ------------
and Bergen, jointly and severally, into a segregated trust account with the Special Escrow Agent at its office at San Francisco, California, Account No. 160594.1, in the name of Chase Manhattan Bank and Trust Company, National Association, as Trustee, "Collateral Account of Chase Manhattan Bank and Trust Company, National Association, as Trustee, for AmerisourceBergen Corporation Senior Note Holders" (together with any sub-accounts established by the Trustee or Special Escrow Agent in connection therewith, the "Special Escrow Account").
                                                      ----------------------
The Special Escrow Account and all balances and investments from time to time therein shall be under the sole dominion and control of the Trustee. Subject to the terms and conditions hereinafter set forth, the funds on deposit from time to time in the Special Escrow Account shall be invested as directed by the Company or, in the absence of such directions, the Trustee. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

          B.  Purpose.  The parties hereto desire to set forth their agreement
              -------
with regard to the administration of the Special Escrow Account, the creation of a security interest in the Collateral (as defined herein) and the conditions upon which funds will be released from the Special Escrow Account.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Security Interest.
          -----------------

               1.1  Pledge and Assignment.  The Company hereby irrevocably
                    ---------------------
pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the ratable benefit of the Holders of the Notes, a continuing security interest in all of the Company's right, title and interest in and to all of the following (whether consisting of investment securities, book-entry securities or other securities, security entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, securities accounts, deposit accounts or other bank, trust or cash collateral accounts, or other property, assets or rights) whether now owned or existing or hereafter acquired or created (collectively, the "Collateral"):
 ----------

          (a)  this Agreement and the escrow created hereunder;

          (b)  the Special Escrow Account;

          (c) all funds, securities, security entitlements and investment property from time to time held in or credited to the Special Escrow Account, including, without limitation, the Escrow Funds and the Government Securities (as defined in Section 2.1) and all certificates and instruments, if any, from time to time, representing or evidencing the Special Escrow Account, the Escrow Funds or any of the foregoing, whether the same shall constitute certificated securities, uncertificated securities, investment property, financial assets, instruments, general intangibles or otherwise;

          (d) all promissory notes, certificates of deposit, deposit accounts, checks, securities, security entitlements, investment property and instruments from time to time hereafter delivered to or otherwise possessed by the Trustee or the Special Escrow Agent in substitution for or in addition to any or all of the then existing Collateral;

          (e) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

          (f) all proceeds of the foregoing including, without limitation, all cash proceeds and all non-cash proceeds thereof

(all of the property described in the preceding clauses (c), (d) and (e) and all proceeds thereof, collectively, the "Securities Collateral").
                                     ---------------------

          The Company shall have no right to remove or withdraw any Securities Collateral from the Special Escrow Account without the prior written consent of the Trustee. If at any time the Special Escrow Agent shall receive any entitlement order from the Trustee (including, without limitation, any order directing the sale, transfer or redemption of any Securities Collateral), the Special Escrow Agent shall comply with such entitlement order, without the need for any consent by the Company or any other Person.

          The Trustee hereby appoints the Special Escrow Agent to act as the Trustee's agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Special Escrow Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Special Escrow Agent hereby waives any right of setoff or banker's lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Notes, may have with respect to any or all of the Collateral.

          1.2  Secured Obligations.  This Agreement secures the due and punctual
               -------------------
payment and performance of all obligations and indebtedness of the Company, whether now or hereafter existing, under the Notes, the Indenture and this Agreement, including, without limitation, interest accrued thereon after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the "Secured
                                                                      -------
Obligations").
-----------

          1.3  Establishment of Special Escrow Account; Delivery of Collateral.
               ----------------------------------------------------------------

          (a) Prior to the Deposit Time, the Special Escrow Agent shall establish the Special Escrow Account at its office at San Francisco, California as a "securities account" within the meaning of Article 8 of Uniform Commercial
      ------------------
Code (the "UCC") that is segregated from all other accounts of any kind. The
           ---
Special Escrow Agent will treat all property held by it in the Special Escrow Account as "financial assets" under Section 8-501(a) (or successor section) of
            ----------------
the UCC.

          (b) All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Special Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, and all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee.

          (c) The Special Escrow Agent shall take all steps necessary to ensure that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral and that (i) either the Trustee for the ratable benefit of the Holders of the Notes or, to the extent required by applicable law, the Special Escrow Agent, for the benefit of the Trustee and the ratable benefit of the Holders of the Notes, is the holder or entitlement holder of all Government Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary, and (ii) all Securities Collateral is credited to the Special Escrow Account in the Trustee's name on the Special Escrow Agent's books.

          (d) Subject to the other terms and conditions of this Agreement, (i) all Securities Collateral held by the Special Escrow Agent pursuant to this Agreement shall be held in the Special Escrow Account which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the ratable benefit of the Holders of the Notes, and (ii) the Special Escrow Account and all Securities Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Special Escrow Agent, as applicable. All proceeds of the Escrow Funds and other Securities Collateral, and all cash proceeds thereof, shall remain on deposit in the Special Escrow Account until withdrawn in accordance with this Agreement.

          1.4  Further Assurances.  Prior to, contemporaneously herewith, and
               ------------------
at any time and from time to time hereafter, the Company shall, at the Company's expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as the Trustee deems reasonably necessary or advisable or may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

          1.5  Maintaining the Special Escrow Account.  So long as this
               --------------------------------------
Agreement is in full force and effect:

          (a) the Company shall establish and maintain the Special Escrow Account with the Special Escrow Agent in accordance with Section 1.3 hereof, and the Special Escrow Account shall at all times remain under the exclusive dominion and control of the Trustee; and

          (b) notwithstanding any term or condition to the contrary in any other agreement relating to the Special Escrow Account, except as otherwise provided by the provisions of Article 3 hereof, no amount (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or on any investment property held in the Special Escrow Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person other than the Trustee or its designee from the Special Escrow Account (other than customary brokerage or similar fees, discounts or commissions payable in connection with investments of funds pursuant to Section 2.1 hereof).

          1.6  Transfers and Other Liens.  The Company agrees that it will not
               -------------------------
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

          1.7  Attorneys-in-Fact.  The Company hereby irrevocably appoints each
               -----------------
of the Trustee and the Special Escrow Agent as the Company's attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's or the Special Escrow Agent's discretion to take any action and to execute any instrument which the Trustee or the Special Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Special Escrow Agent incurred in connection therewith shall be payable by the Company.

          1.8  Trustee or Special Escrow Agent May Perform.  Without limiting
               -------------------------------------------
the authority granted under Section 1.7 hereof and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by the second paragraph of Section 2.1 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Special Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Special Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

          1.9  Financing Statements.  In addition to, and not in limitation of,
               --------------------
any other provision of this Agreement, the Company hereby authorizes the Trustee to file one or more UCC financing statements with or (to the fullest extent permitted by applicable law) without the Company's signature, describing the Collateral and naming the Company, as debtor, and the Trustee, as secured party, for purposes of perfecting the Trustee's security interest in all or any portion of the Collateral. In connection therewith: (a) the Company hereby represents and warrants to the Trustee that (i) the Company is incorporated under the laws of the State of Delaware, and (ii) the Company's chief executive office is located at 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, which is in Chester County in the Commonwealth of Pennsylvania, and (b) the Company hereby covenants and agrees that it will not change its name, identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or, at any time while the location of its chief executive office remains relevant to perfection of the Trustee's security interest in any portion of the Collateral, relocate its chief executive office unless it shall have: (A) given the Trustee at least 5 business days' prior notice thereof and (B) prior to effectiveness of such change, delivered to the Trustee all financing statements, instruments and other documents reasonably requested by the Trustee in connection with such change or relocation.

     2. Investment and Liquidation of Funds in Special Escrow Account.  Funds
        -------------------------------------------------------------
deposited in the Special Escrow Account shall be invested and reinvested by the Special Escrow Agent on the following terms and conditions:

          2.1  Permitted Investments.  Prior to the earliest to occur of (i)
               ---------------------
an event described in Section 3.4(a) hereof, (ii) an event described in Section 3.4(b) hereof, or (iii) an Event of Default under the Indenture, the Company hereby directs the Special Escrow Agent to invest all funds on deposit in the Special Escrow Account in the name of the Trustee solely in direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit ("Government
                                                                ----------
Securities") maturing not later than twelve months after the date of acquisition
----------
and the Special Escrow Agent hereby agrees to make such investments in the name of the Trustee.

          (a) Notwithstanding the foregoing, if, on or prior to 12:00 noon (New York City time) on the 85th day after the Deposit Time, the Trustee receives from the chief financial officer of the Company a certificate substantially in the form of Exhibit A hereto (a "Preliminary Release Certificate") that:
            ---------            -------------------------------

          (i) sets forth the date (the "Merger Closing Date") for the
                                        -------------------
          consummation of the merger (the "Merger") contemplated by the
                                           ------
          Agreement and Plan of Merger among AABB Corporation (now named AmerisourceBergen Corporation), AmeriSource, Bergen, A-Sub Acquisition Corp. and B-Sub Acquisition Corp., dated March 16, 2001 (the "Merger
                                                                        ------
          Agreement"), which shall not be earlier than two (2) Business Days
          ---------
          after the Special Escrow Agent's receipt of such Preliminary Release Certificate by 12:00 noon (New York City time);

          (ii) states that the Company reasonably believes that the Merger will be consummated on the specified Merger Closing Date;

          (iii) sets forth the date (the "Supplemental Indenture Execution
                                          --------------------------------
          Date") for the execution and delivery of the Notation of Guarantee (as
          ----
          hereinafter defined) and the Supplemental Indenture (as hereinafter defined) by each of the guarantors (the "Guarantors") named in the
                                                    ----------
          Purchase Agreement dated August 9, 2001 among the Company, AmeriSource, Bergen, and the several Initial Purchasers named therein (the "Purchase Agreement");
                ------------------

          (iv) states that the Company reasonably believes that the Notation of Guarantee and the Supplemental Indenture will be executed and delivered by each of the Guarantors on the Supplemental Indenture Execution Date; and

          (v) directs the liquidation of all of the Government Securities in accordance with Section 3.1 hereof,

the Company may thereafter direct the Special Escrow Agent to invest the funds from time to time in the Special Escrow Account solely in the Government Securities maturing on or before 12:00 noon (New York City time) on the later to occur of the Merger Closing Date or the Supplemental Indenture Execution Date (such later date, the "Release Date"); provided, however, that if the Company
                       ------------    --------  -------
fails to give written investment instructions to the Special Escrow Agent by 12:00 noon (New York City time) on any Business Day prior to the Release Date on which there is uninvested cash and/or maturing Government Securities in the Special Escrow Account, the Trustee is hereby authorized to instruct the Special Escrow Agent in writing to invest any such amounts in the Government Securities, subject to the same maturity constraints as were imposed on the Company. Any failure by the Company or the Trustee to give such investment instructions to the Special Escrow Agent shall not constitute a default or an event of default hereunder or under the Indenture.

          2.2  Interest.  All interest earned on funds invested in Government
               --------
Securities shall be held in the Special Escrow Account and reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee.

          2.3  Limitation of Trustee's and Special Escrow Agent's Liability.
               ------------------------------------------------------------
In no event shall the Trustee or the Special Escrow Agent have any liability to the Company or any other Person for investing the funds from time to time in the Special Escrow Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Special Escrow Agent invested such funds in different Government Securities, or for any loss associated with the sale or liquidation of the Government Securities in accordance with the terms of this Agreement.

     3. Disposition of Collateral Upon Certain Events.
        ---------------------------------------------

          3.1  Liquidation of Securities Collateral.  If, on or prior to 12:00
               ------------------------------------
noon (New York City time) on the 90th day after the Deposit Time, the chief financial officer of the Company delivers to the Trustee a Preliminary Release Certificate meeting the requirments of Section 2.1(c) hereof, the Trustee shall direct the Special Escrow Agent in writing to liquidate all of the Securities Collateral by not later than 12:00 noon (New York City time) on the second (2nd) Business Day after the Trustee's receipt of such Preliminary Release Certificate and to retain the liquidation proceeds thereof in the Special Escrow Account.

          3.2  Release of Funds on the Release Date.  On the Release Date, the
               ------------------------------------
chief financial officer of the Company shall deliver to the Trustee a certificate substantially in the form of Exhibit B hereto (a "Final Release
                                         ---------            -------------
Certificate") stating that:
-----------

          (a) all conditions precedent to the consummation of the Merger have been satisfied or waived;

          (b) the Company has consummated the Merger on substantially the terms described in the offering circular, dated as of August 9, 2001 relating to the offering of the Notes by the Company (the "Offering
                                                                     --------
          Circular");
          --------

          (c) each of the Guarantors has executed a notation of guarantee, in the form attached to the Indenture (the "Notation of Guarantee"), and
                                                   ---------------------
          a supplemental indenture, in the form attached to the Indenture (the "Supplemental Indenture"), pursuant to which it has become a guarantor
          -----------------------
          of the Notes;

          (d) each of the Guarantors has executed a copy of the Registration Rights Agreement (as defined in the Purchase Agreement) and delivered the same to the Initial Purchasers;

          (e) one or more Opinions of Counsel have been delivered to the Trustee to the effect that the Notation of Guarantee and the Supplemental Indenture have been duly executed and delivered by each of the Guarantors on Schedule I hereto and constitute the valid and binding agreement of each of them, enforceable in accordance with its terms, all subject to customary and reasonable assumptions and in form and substance satisfactory to the Trustee, and instructing the Trustee to direct the Special Escrow Agent to release the Securities Collateral in accordance with this Section 3.2. Upon receipt of the foregoing and in good faith reliance thereon, the Trustee shall direct the Special Escrow Agent to transfer the funds then on deposit in the Special Escrow Account to the Company or its order in accordance with the terms of such Final Release Certificate in immediately available funds.

          3.3  Termination of Security Interest.  Following receipt by the
               --------------------------------
Trustee of a Final Release Certificate in accordance with Section 3.2, the Trustee shall execute and deliver to the Company and the Special Escrow Agent a termination of security interest in the form of Exhibit C hereto effective at
                                                ---------
the time on the Release Date of transfer of the funds described in the Final Release Certificate (the "Release Time"), and the Trustee and the Special Escrow
                          ------------

Agent shall take all further actions, if any, that are reasonably deemed necessary by the Company to terminate the Trustee's security interest in the Collateral as of the Release Time. At the Release Time, all funds transferred by the Special Escrow Agent in accordance with the provisions of Section 3.2 hereof shall automatically be deemed to be free and clear of the Trustee's security interest provided herein.

          3.4  Special Mandatory Redemption.  If (a) the Trustee receives
               ----------------------------
written notice from the Company that the Merger Agreement has terminated or expired without consummation of the Merger, or (b) the Trustee has not received a Final Release Certificate meeting the requirements of Section 3.2 hereof on or prior to the 90th day after the Deposit Time, the Trustee shall direct the Special Escrow Agent to: (i) promptly liquidate all of the Securities Collateral to obtain net cash proceeds by no later than 12:00 noon (New York City time) on the date that is no less than five (5) Business Days and no more than twenty
(20) Business Days after the date specified in clause (a) or (b) above, as applicable, and (ii) transfer such dollar amount to the Paying Agent to be used to redeem the Notes in accordance with Section 3.08 of the Indenture, and the Special Escrow Agent hereby agrees to liquidate such investments and to make such funds transfer.

     4. Remedies upon Default.  If (a) any Event of Default shall have occurred
        ---------------------
and be continuing under Section 6.01 of the Indenture, (b) any other Event of Default shall have occurred and be continuing that results in the acceleration of the payment of principal, interest, premium, if any, and Liquidated Damages, if any, pursuant to the terms of the Indenture or (c) any material breach or violation of any representation, warranty or agreement contained in this Agreement shall have occurred:

          (i) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Special Escrow Agent to liquidate all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Section 6.02 of the Indenture.

          (ii) The Trustee (and/or the Special Escrow Agent on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC in effect at that time in the State of New York (the "New York UCC") (whether or not the New York UCC
                             ------------
     applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee's or the Special Escrow Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Special Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee and/or the Special Escrow Agent on its behalf may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (iii) Any cash held by the Special Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Special Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Special Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Special Escrow Agent) in whole or in part by the Trustee or the Special Escrow Agent for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee or the Special Escrow Agent and remaining after payment in full of all the Secured Obligations and the costs and expenses incurred by and amounts payable to the Trustee or the Special Escrow Agent hereunder or under the Indenture shall be paid over to the Company.

          5.   Representations, Warranties and Agreements. The Company hereby
               ------------------------------------------
makes all representations and warranties, and agrees to all agreements, applicable to the Company contained in the Indenture. The Company, AmeriSource and Bergen severally further represent, warrant and agree that:

               5.1 The execution, delivery and performance by the Company, AmeriSource and Bergen of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, AmeriSource or Bergen (except as would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement)), or of the certificate of incorporation or bylaws of the Company, AmeriSource or Bergen or result in the creation or imposition of any Lien on any assets of the Company, AmeriSource or Bergen other than the Lien contemplated hereby.

               5.2 Each of them has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Collateral as provided by this Agreement.

               5.3 This Agreement has been duly executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

               5.4 Upon the delivery to the Special Escrow Agent of the Collateral and (as to certain proceeds therefrom) the filing of UCC financing statements, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Special Escrow Agent and the Holders, and enforceable as such against all creditors of each of them and any persons purporting to purchase any of the Collateral from each of them.

               5.5 No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by each of them of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by each of them or (ii) for the exercise by the Trustee or the Special Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

               5.6 No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of each of them, threatened by or against each of them or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

               5.7 The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

               5.8 All information set forth herein relating to the Collateral is accurate and complete in all material respects.

               5.9 Upon consummation of the Merger, the Company, AmeriSource and Bergen will use their best efforts to (a) have each party that is to become a Guarantor of the Notes pursuant to the terms of the Offering Circular execute and deliver the Notation of Guarantee and the Supplemental Indenture and (b) cause one or more opinions of counsel to be delivered to the Trustee to the effect that the Notation of Guarantee and the Supplemental Indenture (1) have been duly authorized by the Relevant Guarantors (as such term is defined in the Purchase Agreement) and, executed and delivered by the Guarantors, (2) are valid, binding and enforceable and (3) do not contravene, or constitute a default under, (i) any provision of applicable law or regulation (other than a contravention or default that is not likely to cause a material adverse effect on the condition (final or other), business, properties or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect")), (ii) any agreement set forth in an exhibit to the opinion (which exhibit shall identify, based solely on a certificate of an officer of the Company, all material agreements or instruments of the Guarantors (other than a breach or violation that is not likely to cause a Material Adverse Effect) or
(iii) the certificate of incorporation or the Bylaws of each of the Guarantors, all in form and substance satisfactory to the Trustee.

               5.10 Until the Merger has been consummated and the Collateral has been released from the Special Escrow Account in accordance with this Agreement, each of AmeriSource and Bergen and their respective subsidiaries will comply with the covenants contained in the Indenture as if they were parties thereto.

               5.11 AmeriSource and Bergen hereby disavow any interest in the Collateral; provided, that notwithstanding the foregoing, AmeriSource and Bergen
            --------
agree that they will abide by the covenants contained in this Agreement; and provided, further that notwithstanding the foregoing the parties hereto agree
--------  -------
that AmeriSource and Bergen in no way disavow any interest in the Company.

          6.   Indemnity. The Company, AmeriSource and Bergen, jointly and
               ---------
severally, shall indemnify and hold harmless the Trustee, the Special Escrow Agent and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including, without limitation, reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees and claims for damages incurred in any action or proceeding between the parties hereto or in disputes with third parties or otherwise, arising from or in connection with the Trustee's and/or the Special Escrow Agent's acceptance of, or performance under, this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence, willful misconduct or bad faith of the Trustee or the Special Escrow Agent.

          7.   Termination. This Agreement shall terminate automatically upon
               -----------
the first to occur of (a) the release of all of the Collateral pursuant to
Section 3.2 or 3.4 hereof or (b) payment in full of the Secured Obligations. The provisions of Sections 6 and 8 hereof shall survive any termination or discharge or satisfaction of this Agreement as well as the resignation or removal of the Trustee or the Special Escrow Agent.

          8.   Special Escrow Agent.
               --------------------

                  8.1      Limitation of the Special Escrow Agent's Liability;
                           --------------------------------------------------
Responsibilities of the Escrow Agent. Except as otherwise provided herein, the
------------------------------------
Special Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Special Escrow Agent does not represent, warrant or guaranty to the Trustee or the Holders of the Notes from time to time the performance of the Company; (ii) the Special Escrow Agent shall have no responsibility to the Company, the Holders of the Notes or the Trustee as a consequence of the performance or non-performance by the Special Escrow Agent hereunder, except for any bad faith, gross negligence or willful misconduct of the Special Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Special Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above. In no event shall the Special Escrow Agent be liable (x) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company delivered in accordance with the terms hereof, (y) for any consequential, punitive or special damages or (z) for an amount in excess of the value of the Special Escrow Account valued as of the date of deposit.

               No implied covenants or obligations shall be inferred from this Agreement against the Special Escrow Agent, nor shall the Special Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Special Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Government Securities held by it hereunder, including without any limitation any liability for any delay not resulting from bad faith, gross negligence or willful misconduct in such investment, reinvestment or liquidation, or any loss of principal or income incident to any such delay.

               The Special Escrow Agent shall be entitled to rely upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated there or the propriety or validity of service thereof. The Special Escrow Agent may act or refrain from acting in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time the Special Escrow Agent may request in writing an instruction in writing from the Company and may at its own option but in no case is obliged to, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that
                                                      --------  -------
the Special Escrow Agent shall state in such request that it believes in good faith that such proposed action is consistent with another identified provision of this Agreement. The Special Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two Business Days after the Company received the Special Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Special Escrow Agent has not received written instruction requested from the Company.

          At the expense of the Company, the Special Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the preceding paragraph) shall not be liable for any action taken or omitted in good faith and without gross negligence or willful misconduct in accordance with such advice.

          The Special Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, the Special Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Special Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Special Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced by a writing reasonably satisfactory to the Special Escrow Agent or the Special Escrow Agent shall have received security or an indemnity reasonably satisfactory to the Special Escrow Agent sufficient to hold the Special Escrow Agent harmless from and against any and all loss, liability or expense which the Special Escrow Agent may incur by reason of its acting. The Special Escrow Agent may in addition elect in its sole opinion to commence an interpleader action or seek other judicial relief or orders as the Special Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of, the Company.

                  No provision of this Agreement shall require the Special Escrow Agent to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  The Special Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Special Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire).

                  8.2      Substitution of the Special Escrow Agent. The Special
                           ----------------------------------------
Escrow Agent may resign by giving no less than twenty (20) Business Days prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and any Government Securities maintained by the Special Escrow Agent hereunder and copies of all books, records, plans and other documents in the Special Escrow Agent's possession relating to such funds, any Government Securities or this Agreement to a successor escrow agent mutually approved by the Company and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders of the Notes and the Trustee than this Agreement and the taking of such other steps as may be necessary to give the successor escrow agent a first priority security interest in the Special Escrow Account, and the Special Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith. If a successor escrow agent has not been appointed or has not accepted such appointment within thirty (30) Business Days after notice of resignation is given to the Company, the Special Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

                  8.3      Expenses. The Company, AmeriSource and Bergen,
                           --------
jointly and severally, will upon demand pay to the Special Escrow Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Special Escrow Agent that the Special Escrow Agent may incur in connection with (a) the review, negotiation and administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Company, AmeriSource or Bergen to perform or observe any of the provisions hereof.

          9.   Miscellaneous.
               -------------

                  9.1      Waiver. No waiver of any provision of this Agreement
                           ------
nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9.2      Invalidity. If, for any reason whatsoever, any one or
                           ----------
more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  9.3      Assignment. This Agreement shall inure to and be
                           ----------
binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company, AmeriSource and Bergen may not assign their
--------  -------
rights or obligations hereunder without the express prior written consent of the Trustee.

                  9.4      Choice of Law. The existence, validity, construction,
                           --------------
operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York including, without limitation the Uniform Commercial Code in effect in the State of New York, without giving effect to the conflicts of law principles of such State.

                  9.5      Entire Agreement; Amendments. This Agreement, the
                           ----------------------------
Notes and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee
--------  -------
and the Special Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Special Escrow Agent may execute an amendment to this Agreement only if the requisite consent of the Holders of the Notes required by Article 9 of the Indenture has been obtained, unless no such consent is required by such
Section 9.01 of the Indenture.

                 9.6       Notices. All notices, requests, instructions, orders
                           -------
and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with confirmation in writing not more than twenty-four hours following such facsimile or telephonic notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof, except for notice to the Trustee or the Special Escrow Agent, which shall be deemed given only when received. Notices should be addressed as follows:

          To the Company or AmeriSource:

               AmerisourceBergen Corporation or
               AmeriSource Health Corporation (as applicable)
               1300 Morris Drive, Suite 100
               Chesterbrook, Pennsylvania 19087-5594
               Attention:  Chief Financial Officer
               Facsimile number:  (610) 727-7000
               Telephone number: (610) 727-3600

          To Bergen:

               Bergen Brunswig Corporation
               400 Metropolitan Drive
               Orange, California  92668
               Attention:  Chief Financial Officer
               Facsimile number:  (714)978-7415
               Telephone number: (714)385-4000

          With copies to:

               Dechert
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania 19103
               Attention:  John LaRocca, Esq.
               Facsimile number:  (215) 994-2222
               Telephone number: (215) 994-4000

          To the Trustee:

               Chase Manhattan Bank and Trust Company, National Association 101 California Street, Suite 3800
               San Francisco, California  94111
               Attention: James Nagy
               Facsimile number:  (415) 954-2371
               Telephone number: (415) 954-2367

          To the Special Escrow Agent:

               Chase Manhattan Bank and Trust Company, National Association
               101 California Street, Suite 3800
               San Francisco, California  94111
               Attention: James Nagy
               Facsimile number:  (415) 954-2371
               Telephone number: (415) 954-2367
or at such other address, facsimile number or telephone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

                  9.7      Counterparts. This Agreement may be executed in one
                           ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                          [signature pages attached]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                              AMERISOURCEBERGEN CORPORATION


                              By:  /s/ WILLIAM D. SPRAGUE
                                 ----------------------------------------------
                                 Name: WILLIAM D. SPRAGUE
                                 Title:VICE PRESIDENT

                              AMERISOURCE HEALTH CORPORATION


                              By:  /s/ WILLIAM D. SPRAGUE
                                 ----------------------------------------------
                                 Name: WILLIAM D. SPRAGUE
                                 Title:VICE PRESIDENT GENERAL COUNSEL AND
                                       SECRETARY

                              BERGEN BRUNSWIG CORPORATION


                              By:  /s/ ROBERT E. MARTINI
                                 ----------------------------------------------
                                 Name: ROBERT E. MARTINI
                                 Title:CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                       OFFICER

                              CHASE MANHATTAN BANK AND TRUST
                              COMPANY, NATIONAL ASSOCIATION,
                              as Trustee


                              By:  /s/ JAMES NAGY
                                 ----------------------------------------------
                                 Name: JAMES NAGY
                                 Title:ASSISTANT VICE PRESIDENT

                              CHASE MANHATTAN BANK AND TRUST
                              COMPANY, NATIONAL ASSOCIATION,
                              as Special Escrow Agent

                              By:  /s/ JAMES NAGY
                                 ----------------------------------------------
                                 Name: JAMES NAGY
                                 Title:ASSISTANT VICE PRESIDENT

                         Pledge and Escrow Agreement

                                   EXHIBIT A

                   [Form of Preliminary Release Certificate]

                         AMERISOURCEBERGEN CORPORATION

                                                               Date: ___________

          The undersigned, Chief Financial Officer of AmerisourceBergen Corporation, a Delaware corporation (the "Company"), hereby certifies to the
                                          -------
Trustee, pursuant to Section 3.1 of the Senior Note Pledge and Escrow Agreement dated as of August 14, 2001 (the "Pledge and Escrow Agreement") by and among the
                                  ---------------------------
Company, a Delaware corporation, AmeriSource Health Corporation, a Delaware corporation, Bergen Brunswig Corporation, a New Jersey corporation, Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee") under the Indenture dated as of August 14, 2001 (the "Indenture")
 -------                                                         ---------
between the Company and the Trustee, and Chase Manhattan Bank and Trust Company, National Association, as special escrow agent (the "Special Escrow Agent"), that
                                                    --------------------
he is the Chief Financial Officer of the Company and that:

          1. The consummation of the Merger has been scheduled to occur on _____________, 2001 (the "Merger Closing Date").
                          -------------------

          2. The Company believes that the Merger will be consummated on the Merger Closing Date.

          3. The execution and delivery of the Notation of Guarantee and the Supplemental Indenture by each of the Guarantors have been scheduled to occur on __________, 2001 (the "Supplemental Indenture Execution Date").
                       -------------------------------------

          4. The Company believes that the Notation of Guarantee and the Supplemental Indenture will be executed and delivered by each of the Guarantors on the Supplemental Indenture Execution Date.

          Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings attributed to them in the Pledge and Escrow Agreement.

          The Company hereby requests the Trustee to direct the Special Escrow Agent to liquidate all of the Government Securities by no later than 12:00 noon (New York City time) on _________________, 2001, and to retain the proceeds thereof in the Special Escrow Account pending disbursement in accordance with a Final Release Certificate.


                              By:__________________________________
                                 Name:
                                 Title:

                                   EXHIBIT B

                      [Form of Final Release Certificate]

                         AMERISOURCEBERGEN CORPORATION

                                                                Date: __________

          The undersigned, Chief Financial Officer of AmerisourceBergen Corporation, a Delaware corporation (the "Company"), hereby certifies to the
                                          -------
Trustee, pursuant to Section 3.2 of the Senior Note Pledge and Escrow Agreement dated as of August 14, 2001 (the "Pledge and Escrow Agreement") by and among the
                                  ---------------------------
Company, a Delaware corporation, AmeriSource Health Corporation, a Delaware corporation and Bergen Brunswig Corporation, a New Jersey corporation, Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee") under the Indenture dated as of August 14, 2001 (the "Indenture")
 -------                                                         ---------
between the Company and the Trustee, and Chase Manhattan Bank and Trust Company, National Association, as special escrow agent (the "Special Escrow Agent"), that
                                                    --------------------
he is the Chief Financial Officer of the Company and that:

          1. All conditions precedent to the consummation of the Merger have been satisfied or waived.

          2. The Company has consummated the Merger on substantially the terms described in the Offering Circular dated August 9, 2001.

          3. Each subsidiary of the Company (after giving effect to the Merger) that is to have become a guarantor of the Notes pursuant to the terms of the Purchase Agreement and/or the Offering Circular has executed and delivered to the Trustee a Notation of Guarantee and a Supplemental Indenture, in the form attached as Exhibits E and F to the Indenture respectively, pursuant to which each such subsidiary has become a Guarantor. The Notation of Guarantee and the Supplemental Indenture have become effective and remains in full force and effect.

          4. Each Subsidiary of the Company (after giving effect to the Merger) that is to have become a guarantor of the Notes pursuant to the terms of the Purchase Agreement and/or the Offering Circular has executed a copy of the Registration Rights Agreement (as defined in the Purchase Agreement) and delivered the same to the Purchasers (as defined in the Purchase Agreement).

          5. One or more Opinions of Counsel (as defined in the Indenture) have been delivered to the Trustee to the effect that the Notation of Guarantee and the Supplemental Indenture have been duly executed and delivered by each of the parties listed on Schedule I to the Pledge and Escrow Agreement and is a valid and binding agreement of each of them, enforceable in accordance with its terms, all subject to customary and reasonable assumptions and in form and substance satisfactory to the Trustee.

          Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings attributed to them in the Pledge and Escrow Agreement.

          The Company hereby requests the Trustee (a) to direct the Special Escrow Agent to release the funds held by it in the Special Escrow Account and transfer them as hereinafter provided, and (b) to terminate its pledge and assignment of, and security interest in, the Collateral under the Pledge and Escrow Agreement in accordance with Section 3.3 thereof.

          The funds on deposit in the Special Escrow Account should be sent by wire transfer of immediately available funds to the following account[s]:
[insert bank name, account name, account number, ABA number, and name and phone number of contact person].


                              By:_________________________________
                                 Name:
                                 Title:

                                   EXHIBIT C

                  [Form of Termination of Security Interest]

                     [To be Typed on Trustee's Letterhead]


                                                             Date: _______, 2001

VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------

AmerisourceBergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
Attention: Chief Financial Officer
Facsimilie number: (610) 727-7000
Telephone number:  (610) 727-3600

               and

Chase Manhattan Bank and Trust Company,
National Association
101 California Street, Suite 3800
San Francisco, California 94111
Attention: James Nagy
Facsimile number: (415) 954-2371
Telephone number: (415) 954-2367


               Re:  Termination of Security Interest
                    --------------------------------

Ladies and Gentlemen:

               Reference is hereby made to that certain Senior Note Pledge and Escrow Agreement dated as of August 14, 2001 by and among AmerisourceBergen Corporation (the "Company"), a Delaware corporation, AmeriSource Health
                  -------
Corporation, a Delaware corporation and Bergen Brunswig Corporation, a New Jersey corporation, Chase Manhattan Bank and Trust Company, National Association, as Trustee, and, Chase Manhattan Bank and Trust Company, National Association, as Special Escrow Agent (as amended, supplemented or modified from time to time in accordance with the terms thereof, the "Pledge and Escrow
                                                        -----------------
Agreement").
---------

               By its signature below, the Trustee hereby terminates and releases its pledge and assignment of, and security interest in, all of the Collateral under the Pledge and Escrow Agreement, the cash proceeds of which have been delivered to the Company or its order on the date hereof.

                              Very truly yours,

                              Chase Manhattan Bank and Trust Company, National Association, as Trustee

                              By:_____________________________________
                                 Name:
                                 Title:

                                   SCHEDULE I


BBC Packaging Corporation

Bergen Brunswig Corporation

Bergen Brunswig Drug Company

Brownstone Pharmacy, Inc.

Capstone Pharmacy of Delaware, Inc.

Choice Medical, Inc.

Computran Systems, Inc.

Compuscript, Inc.

Dunnington Rx Services of Rhode Island, Inc.

Durr-Fillauer Medical, Inc.

Family Center Pharmacy, Inc.

Goot Nursing Home Pharmacy, Inc.

Green Barn, Inc.

Insta-Care Pharmacy Services Corporation

Integrated Commercialization Solutions, Inc.

Medidyne Corp.

Medical Initiatives, Inc.

Medi-Mail, Inc.

MedNet, MPC Corp.

Pharmacy Corporation of America, Inc.

Pharmacy Corporation of America-Massachusetts, Inc.

PharMerica, Inc.

PharMerica Drug Systems Inc.

Premier Pharmacy, Inc.

RightPak, Inc.

Southwest Pharmacies, Inc.

Tmesys, Inc.

The Lash Group, Inc.

AmeriSource Corporation

AmeriSource Health Corporation

AmeriSource Health Services Corporation

AmeriSource Heritage Corporation

AmeriSource Sales Corporation

C.D. Smith Healthcare, Inc.

General Drug Company

Health Services Capital Corporation

James Brudnick Company, Inc.

Value Apothecaries, Inc.

Pharmacy Healthcare Solutions, Ltd.